SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CONCUR TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

CONCUR TECHNOLOGIES, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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January 28, 2005

To Our Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Concur Technologies, Inc., which will be held at the Bellevue Club, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m. local time on Wednesday, March 2, 2005.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of Concur by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please complete, sign and date, and promptly return the enclosed proxy card in the accompanying reply envelope so that your shares will be represented at the meeting. You may also submit your proxy via the Internet or telephone as specified in the accompanying Internet and telephone voting instructions. If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

We look forward to seeing you at the meeting.

Sincerely,

S. Steven Singh
President, Chief Executive Officer and Chairman of the Board

CONCUR TECHNOLOGIES, INC.

6222 185th Avenue Northeast

Redmond, WA 98052

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 2, 2005

The 2005 Annual Meeting of Stockholders of Concur Technologies, Inc. will be held at the Bellevue Club, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m. local time on Wednesday, March 2, 2005, for the following purposes:

1.	To elect two Class III members of the Board of Directors to serve for a three-year term as more fully described in the accompanying proxy statement.

2.	To transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the accompanying proxy statement. Only stockholders of record at the close of business on January 19, 2005 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose relevant to the meeting, at Concur’s offices at 6222 185th Avenue Northeast, Redmond, Washington, during Concur’s ordinary business hours for ten days before the meeting.

By Order of the Board of Directors of Concur Technologies, Inc.

S. Steven Singh
President, Chief Executive Officer and Chairman of the Board

Redmond, Washington

January 28, 2005

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, sign and date, and promptly return the accompanying proxy card in the enclosed postage-paid return envelope so that your shares will be represented at the meeting. You may also submit your proxy via the Internet or telephone as specified in the accompanying Internet and telephone voting instructions. This will ensure the presence of a quorum at the meeting and save the expense and extra work of additional solicitation. Sending your proxy card will not prevent you from attending the meeting, revoking your proxy, and voting your stock in person.

CONCUR TECHNOLOGIES, INC.

6222 185th Avenue Northeast

Redmond, WA 98052

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of Concur Technologies, Inc., a Delaware corporation, for use at Concur’s 2005 Annual Meeting of Stockholders, to be held at the Bellevue Club, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m. local time on Wednesday, March 2, 2005, and at any adjournments or postponements of the meeting. Concur’s mailing address is 6222 185th Avenue Northeast, Redmond, Washington 98052.

This proxy statement and the accompanying Notice of Annual Meeting and proxy are first being sent to stockholders on or about January 28, 2005. Stockholders are encouraged to review the information provided in this proxy statement in conjunction with Concur’s Annual Report to Stockholders for the fiscal year ended September 30, 2004, a copy of which also accompanies this proxy statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Voting

Concur’s common stock is the only type of security entitled to vote at the meeting. On January 19, 2005, the record date for determining stockholders entitled to vote at the meeting, there were 33,286,869 shares of common stock outstanding. Each stockholder of record on the record date is entitled to one vote for each share of common stock held by such stockholder on that date. A majority of the outstanding shares of common stock must be present or represented at the meeting in order to have a quorum for the conduct of business. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting.

Nominees for election to the Board of Directors of Concur who receive the highest number of affirmative votes at the meeting will be elected to fill the two open seats. If shares held by a stockholder are present at the meeting in person or by proxy, but are not voted, those shares are considered present and entitled to vote at the meeting. They will count toward determining whether or not a quorum is present for the conduct of business at the meeting, as will all shares voted “for”, “against”, or “abstain” relative to a proposal. Shares that are voted “abstain” will have no effect on the outcome of Proposal 1.

If the beneficial owner of shares that are held of record by a broker does not give instructions to the broker as to how to vote the shares, the broker has authority under stock market rules to vote those shares for or against “routine” matters, such as the proposal regarding election of directors. Where a matter is not considered routine, the shares held by the broker will not be voted without specific instruction from the beneficial holder, and they will not affect the outcome of the proposal.

Voting Electronically via the Internet or Telephone

In addition to voting in person or by returning the enclosed proxy card, stockholders whose shares are registered directly with Wells Fargo Shareowner Services may vote either via the Internet or by calling Wells Fargo Shareowner Services. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage you may be eligible nonetheless to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program, which provides eligible stockholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm participates in ADP’s program, your voting form from the bank or brokerage firm will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

Proxies

Whether or not you are able to attend the meeting, Concur urges you to complete, sign and date, and promptly return the accompanying proxy card so that your shares will be represented at the meeting. In the event no directions are specified in the return proxy, it will be voted FOR the director nominees identified in Proposal No. 1 and, in the discretion of the proxy holders, as to other matters that may properly come before the meeting (including any adjournment to another place and time). You may revoke or change your proxy at any time before the meeting. To do this, send a written notice of revocation, or another signed proxy with a later date, before the beginning of the meeting to Concur, to the attention of Corporate Secretary, 6222 185th Avenue Northeast, Redmond, Washington 98052. You may also revoke your proxy by attending the meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank, or other nominee, and you wish to vote at our annual meeting, you must bring to the meeting a letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares and that such broker, bank, or other nominee is not voting your shares.

Solicitation of Proxies

Concur will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy, and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, so that they may forward such solicitation materials to those beneficial owners. Officers and employees of Concur may, without being additionally compensated, solicit proxies by mail, telephone, facsimile, or personal contact. All proxy-soliciting expenses will be paid by Concur in connection with the solicitation of votes for the meeting. Concur may employ an outside firm to assist in the solicitation process, but no proxy solicitor has been engaged at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Concur’s Board of Directors presently consists of six members, two of whom are to be elected at our annual meeting. Members of the Board of Directors are divided into Class I, Class II, and Class III directors, with staggered three-year terms. Each director serves for a term ending at the third annual meeting of stockholders following the annual meeting at which he was elected, except that any director appointed by the Board serves for a term ending at the annual meeting of stockholders for the class to which the director was appointed. Each director serves until his successor is elected and qualified or until his earlier death, resignation, or removal. All Concur directors are invited to attend the meeting in person. At the 2004 Annual Meeting of Stockholders, two members of the Board attended the meeting.

Information is provided below with respect to the nominees for director and continuing members of the Board of Directors. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. The Board of Directors approved the nomination of the nominees reflected in this Proposal No. 1. Each nominee for director has consented to serve as such if elected by the stockholders. The nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected as Class III members of the Board of Directors, to serve for the terms to which they were elected and until their successors have been elected and qualified. Stockholders may not cumulate votes in the election of directors.

Nominees for Election—Class III Directors (Term to expire in 2008)

Michael W. Hilton, age 40, co-founded Concur in 1993, and serves as its Chief Technology Officer. Mr. Hilton has served as Chairman of the Board of Directors from 1996 until 1999, and has been a director of Concur since 1993. Before co-founding Concur, he served as Senior Development Manager at Symantec Corporation during 1993. Prior to his employment at Symantec, he served as Director of Product Development for Contact Software International, a personal computer software publisher, that was acquired by Symantec. Mr. Hilton holds a B.A. degree in Computer and Information Sciences and a B.S. degree in Mathematics from the University of California, Santa Cruz.

Jeffrey T. McCabe, age 48, has been a director of Concur since January 2005. Since March 2004, Mr. McCabe has been involved in a wide range of entrepreneurial activities, including strategic consulting for businesses developing new products and services. From 1994 to March 2004, he served in various executive positions at American Express, including Senior Vice President and General Manager for the United States and Canadian large-market commercial card business of American Express Corporate Services, a global provider of business travel, corporate card, and purchasing card programs for businesses. Prior to that, Mr. McCabe held executive positions at Labinal S.A. and General Motors, where he worked in Europe and Asia with a focus on developing new business relationships. Mr. McCabe holds a B.S. degree in English and General Engineering from the United States Naval Academy.

Continuing Class I Directors (Term to expire in 2006)

S. Steven Singh, age 43, has served as Concur’s President and Chief Executive Officer since 1996, and as a director since 1993, including service as Chairman of the Board of Directors since September 1999. From 1993 to 1996, Mr. Singh was General Manager of the Contact Management Division at Symantec Corporation, a computer software and services company. Mr. Singh holds a B.S. degree in Electrical Engineering from the University of Michigan.

Robert Finzi, age 51, has been a director of Concur since September 2002. Mr. Finzi is Co-Managing Partner of the Sprout Group, the venture capital affiliate of Credit Suisse First Boston. Prior to that, Mr. Finzi was a General Partner of Merrill Lynch Venture Capital, an Associate with Menlo Ventures, and a consultant with Andersen Consulting (now Accenture). Mr. Finzi holds an M.B.A. degree from Harvard Business School and B.S. and M.S. degrees in Industrial Engineering from Lehigh University.

Continuing Class II Directors (Term to expire in 2007)

Michael J. Levinthal, age 50, has been a director of Concur since 1998. Since January 2004, he has been a Managing Partner of Thomas Weisel Venture Partners, a venture capital firm. From 1984 to December 2003, he was both a General Partner and a Managing Director of various venture capital funds affiliated with Mayfield Fund, a venture capital firm. Mr. Levinthal holds a B.S. degree in Engineering and an M.S. degree in Industrial Engineering from Stanford University, and an M.B.A. degree from the Graduate School of Business at Stanford University. Mr. Levinthal is a member of the board of directors of Altiris, Inc., an enterprise management software company.

William W. Canfield, age 66, has been a director of Concur since July 2003. Since 1987, he has served as the President and Chief Executive Officer of TALX Corporation, a business process outsourcer of payroll data-centric services and, since 1988, he has served as the Chairman of the Board of Directors of that company. Mr. Canfield holds a Bachelor of Science degree in Electrical Engineering from Purdue University and an M.B.A. degree from Washington University.

Board of Directors Meetings and Committees

During fiscal 2004, the Board of Directors held four meetings. During this period, each incumbent director attended at least 75% of the aggregate total number of meetings of the Board of Directors (held during the time period for which each such director served on the Board of Directors) and the aggregate total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has determined that each of Messrs. Levinthal, Finzi, Canfield, and McCabe meet the requirements for independence under the listing standards of The NASDAQ Stock Market.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee

The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee, which is posted on our Internet website at www.concur.com. The principal functions of the Audit Committee are:

•	overseeing the integrity of Concur’s financial statements and its compliance with related legal and regulatory requirements;

•	monitoring the adequacy of Concur’s accounting and financial reporting, and its internal controls and processes for financial reporting;

•	overseeing Concur’s relationship with its independent auditors, including appointing, evaluating, and setting the compensation of the independent auditors; and

•	facilitating communication among the independent auditors, Concur’s management, and the Board of Directors.

The members of the Audit Committee are Messrs. Canfield, Levinthal, and McCabe, each of whom meets the independence and other requirements to serve on our Audit Committee under applicable securities laws and the rules of the SEC and listing standards of The NASDAQ Stock Market. The Board of Directors has determined that Mr. Canfield is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee met eight times during fiscal 2004. The report of the Audit Committee is provided below.

Compensation Committee

The Board of Directors has adopted a charter governing the duties and responsibilities of the Compensation Committee, which is posted on our Internet website at www.concur.com. The principal functions of the Compensation Committee are:

•	reviewing and making recommendations to the Board of Directors regarding all forms of salary, bonus, and stock compensation provided to executive officers of Concur, the long-term strategy for employee compensation, the types of stock and other compensation plans to be used by Concur and the shares and amounts reserved thereunder;

•	overseeing the overall administration of Concur’s equity-based compensation and stock option plans; and

•	addressing such other compensation matters as may from time to time be directed by the Board of Directors.

The members of the Compensation Committee are Messrs. Finzi and McCabe, each of whom meets the independence and other requirements to serve on our Compensation Committee under applicable securities laws and the rules of the SEC and the listing standards of The NASDAQ Stock Market. The Compensation Committee met one time during fiscal 2004. The report of the Compensation Committee is provided below.

Nominating and Corporate Governance Committee

In December 2003, the Board of Directors established a Nominating and Corporate Governance Committee and adopted a charter governing the duties and responsibilities of such committee, which is posted on our Internet website at www.concur.com. The principal functions of the Nominating and Corporate Governance Committee are:

•	assisting the Board of Directors in identifying, evaluating, and nominating candidates to serve as members of the Board of Directors;

•	recommending director nominees for the next annual meeting of stockholders to the Board of Directors;

•	reviewing and making recommendations to the Board of Directors regarding the composition and operations of the Board; and

•	reviewing and making recommendations to the Board of Directors regarding corporate governance policies and ethical conduct.

The members of the Nominating and Corporate Governance Committee are Messrs. Levinthal and McCabe, each of whom meets the independence and other requirements to serve on our Nominating and Corporate Governance Committee under applicable securities laws and the rules of the SEC and the listing standards of The NASDAQ Stock Market. There were no meetings of the Nominating and Corporate Governance Committee during fiscal 2004.

The Nominating and Corporate Governance Committee generally identifies nominees based upon suggestions by our outside directors, management members, and/or stockholders, and evaluate those persons on its own. Our Board member selection criteria generally include integrity, high level of education and/or business experience, broad-based business acumen, understanding of our business and industry, strategic thinking and willingness to share ideas, network of contacts, and diversity of experience, expertise, and background. The committee will use these and other criteria to evaluate potential nominees. The committee does not evaluate proposed nominees differently depending upon who has made the proposal. To date, we have not paid any third-party fees to assist in this process.

The Nominating and Corporate Governance Committee will consider, and make recommendations to the Board of Directors regarding, any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of those proposals. The committee will review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a candidate for committee consideration, the stockholder should send the name of the recommended candidate for director, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of Concur stock, to the attention of Corporate Secretary, 6222 185th Avenue Northeast, Redmond, Washington 98052 at least six months prior to the 2006 Annual Meeting of Stockholders to ensure time for meaningful consideration by the committee. For additional nominating requirements, please see “Stockholder Proposals For 2006 Annual Meeting” below. To date, we have not had any candidates submitted by any stockholders for the upcoming annual meeting.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is, or was at any time, an officer or employee of Concur or any of its subsidiaries. None of Concur’s executive officers serves or has served on the board of directors or compensation committee of any entity that has one or more executive officers serving on Concur’s board of directors or Compensation Committee during the most recently completed fiscal year.

Director Compensation

Members of the Board of Directors who are not employees of Concur receive compensation for their services as directors as provided below. These “outside directors” do not receive additional compensation for their services as directors.

Each outside director who joined the Board prior to June 2003 was granted an option for 50,000 shares under the 1998 Directors Stock Option Plan on the date he first became a member of the Board of Directors and, if he has served as a director continuously since the date of his original option grant, he is granted an option for 20,000 shares under the 1998 Directors Stock Option Plan on the date of each annual meeting of stockholders.

Each outside director who joins the Board after June 2003 may select one of the following two options. Under the first option, the outside director receives a cash stipend of approximately $35,000 per year, is granted an option for 40,000 shares under the 1998 Directors Stock Option Plan on the date he first becomes a member of the Board of Directors, and, if he has served as a director continuously since the date of his original option grant, he is granted an option for 10,000 shares under the 1998 Directors Stock Option Plan on the date of each annual meeting of stockholders. Under the second option, the outside director is granted an option for 60,000 shares under the 1998 Directors Stock Option Plan on the date he first becomes a member of the Board of Directors and, if he has served as a director continuously since the date of his original option grant, he is granted an option for 20,000 shares under the 1998 Directors Stock Option Plan on the date of each annual meeting of stockholders.

All directors are reimbursed for their reasonable travel expenses in attending Board and committee meetings. Presently, each outside director is eligible to receive additional option grants under the terms of the Concur’s 1998 Directors Stock Option Plan. All options under the 1998 Directors Stock Option Plan vest as to 25% of the total shares granted on the first anniversary of the grant date, and as to 1/48th of the total shares granted on each subsequent monthly anniversary of the grant date, with exercise prices equal to the fair market value of the common stock on the date of grant. Options cease to vest if the individual ceases to provide services to Concur either as a director or consultant.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the election of each nominated director.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of Concur’s common stock by each of the following as of January 10, 2005:

•	each person known by Concur to own beneficially more than 5% of the outstanding shares of its common stock;

•	each director of Concur;

•	each of the “Named Executive Officers” (defined under “Summary Compensation Table” below); and

•	all current directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the principal address of each of the stockholders listed below is c/o Concur Technologies, Inc., 6222 185th Avenue Northeast, Redmond, Washington 98052. To our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable and except as otherwise indicated below. Shares of common stock subject to options that are exercisable on or before March 10, 2005 (within 60 days of January 10, 2005) are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person. To determine the number of shares beneficially owned by persons other than our directors, executive officers and their affiliates, we have relied on beneficial ownership reports filed by such persons with the SEC.

The percentage of outstanding shares beneficially owned as of January 10, 2005 is based on 33,282,138 shares of common stock outstanding on such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Westfield Capital Management, Co. LLC	3,421,497	(1)	10.3%
EnTrust Capital Inc. and affiliates	2,457,709	(2)	7.4%
FMR Corp.	1,935,375	(3)	5.8%
Robert Finzi Sprout Group and affiliates	1,815,351	(4)	5.5%
Brown Capital Management, Inc.	1,651,955	(5)	5.0%
S. Steven Singh	1,477,159	(6)	4.4%
Rajeev Singh	714,864	(7)	2.1%
Michael J. Levinthal	448,272	(8)	1.3%
Simon Nelson	84,484	(9)	*
Dennis J. O’Donnell	21,363	(10)	*
William W. Canfield	19,500	(11)	*
Michael L. Eberhard	15,861	(12)	*
Jeffrey T. McCabe	0		*
All current directors and executive officers as a group (9 persons)	6,355,755	(13)	19.1%

*	Less than 1%

(1)	We obtained information about shares owned by Westfield Capital Management, Co. LLC (“Westfield”) and its reporting affiliates from a Form 13G filed by Westfield with the SEC reporting share ownership as of March 24, 2004. The address for Westfield and its reporting affiliates is Residence One Financial Center, Boston, MA 02111.

(2)	We obtained information about shares owned by EnTrust Capital Inc. and its reporting affiliates from a Form 13G filed by EnTrust Capital Inc. with the SEC reporting share ownership as of February 13, 2003. The address for EnTrust Capital Inc. and its reporting affiliates is 717 Fifth Avenue, New York, New York 10022.

(3)	We obtained information about shares owned by FMR Corp. and its reporting affiliates from a Form 13G filed by FMR Corp. with the SEC reporting share ownership as of December 31, 2004. The address for FMR Corp. and its reporting affiliates is 82 Devonshire Street, Boston, MA 02109.

(4)	Represents 96,143 shares owned by Sprout Venture Capital, L.P. (“Sprout VC”), 1,664,034 shares owned by Sprout Capital VIII, L.P. (“Sprout Cap VIII”), 137,737 shares owned by DLJ ESC II, L.P. (“ESC II”), 14,341 shares owned by DLJ Capital Corporation (“DLJ CC”), and 40,833 shares subject to options exercisable by Credit Suisse First Boston Private Equity, Inc. (“CSFB-PE”) on or before March 10, 2005. DLJ CC is the General Partner of Sprout VC and Managing General Partner of Sprout Cap VIII. DLJ LBO Plans Management Corp. (“DLJ LBO”) is the General Partner of ESC II and is a wholly-owned subsidiary of CSFB-PE. CSFB-PE and DLJ CC are wholly-owned subsidiaries of Credit Suisse First Boston (USA), Inc. (“CSFB-USA”). Mr. Finzi is a Managing Director of DLJ CC. Mr. Finzi disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Mr. Finzi, Sprout VC, Sprout Cap III, ESC II, and DLJ CC is 3000 Sand Hill Road, Building 3, Menlo Park, California 94025. The address for CSFB-USA and CSFB-PE is Eleven Madison Avenue, New York, New York 10010.

(5)	We obtained information about shares owned by Brown Capital Management, Inc. (“Brown”) and its reporting affiliates from a Form 13G filed by Brown with the SEC reporting share ownership as of April 30, 2004. The address for Brown and its reporting affiliates is 1201 N. Calvert Street, Baltimore, MD 21202.

(6)	Includes 624,957 shares owned directly and 852,202 shares subject to options exercisable on or before March 10, 2005.

(7)	Includes 36,287 shares owned directly and 678,577 shares subject to options exercisable on or before March 10, 2005.

(8)	Includes 276,390 shares owned directly, 79,299 shares owned indirectly as trustee for certain family trusts, and 92,583 shares subject to options exercisable on or before March 10, 2005.

(9)	Includes 3,127 shares owned directly and 84,484 shares subject to options exercisable on or before March 10, 2005.

(10)	Includes 12,613 shares owned directly and 8,750 shares subject to options exercisable on or before March 10, 2005.

(11)	Includes 7,000 shares owned indirectly as trustee of the William W. Canfield Revocable Trust, which is the direct beneficial owner of these shares, and 12,500 shares subject to options exercisable on or before March 10, 2005.

(12)	Includes 861 shares owned directly and 15,000 shares subject to options exercisable on or before March 10, 2005.

(13)	Includes 2,686,514 shares subject to options exercisable on or before March 10, 2005, including options described in the above footnotes.

EQUITY COMPENSATION PLANS

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes Concur’s equity compensation plans as of September 30, 2004:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	6,315,539	$4.99	2,452,946
Equity compensation plans not approved by security holders	655,439	10.35	550,130

Total	6,970,978	$5.50	3,003,076

(1)	Under the terms of Concur’s 1998 Employee Stock Purchase Plan, on each January 1, the aggregate number of shares of Concur common stock reserved for issuance under such plan is increased automatically by a number of shares equal to one percent (1%) of our total outstanding shares as of the immediately preceding December 31, up to a maximum of 320,000 shares per year. As of January 1, 2005, the aggregate number of shares of our Common Stock reserved for issuance under such plan was 370,085.

Equity Compensation Plans Not Approved By Stockholders

1999 Stock Incentive Plan

In December 1998, the Board of Directors adopted the 1999 Stock Incentive Plan (the “1999 Plan”) to grant non-qualified stock options to employees, officers, consultants, independent contractors and advisors of Concur, or any parent or subsidiary of Concur. The 1999 Plan was designed to meet the “broadly based plans” exemption from the stockholder approval requirement for stock option plans under The NASDAQ Stock Market listing requirements that were then in place. Accordingly, we did not seek stockholder approval of the 1999 Plan.

We have reserved 1,500,000 shares for issuance under the 1999 Plan. Upon the expiration, cancellation, or termination of unexercised options, the shares of Concur’s common stock subject to such options will again be available for the grant of options under the 1999 Plan. Options granted under the 1999 Plan have an exercise price not less than the fair market value of the Common Stock on the date of grant. They generally become exercisable over a four-year period based on continued service and expire ten years after the grant date, subject to earlier termination in the event of a participant’s termination of service with Concur. Options granted to officers cannot exceed 45% of all shares reserved for grants under the 1999 Plan. Other terms and conditions of the 1999 Plan are substantially the same as in the 1998 Plan except that the 1999 Plan does not comply with the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code, and adoption of, and amendments to, the 1999 Plan do not require approval of Company stockholders. As of January 10, 2005, options to purchase an aggregate of 947,370 shares of common stock had been granted under the 1999 Plan (of which, options to purchase 294,431 shares had been exercised) and 552,630 shares remained available for grant.

EXECUTIVE OFFICERS

The following individuals are the executive officers of Concur under Section 16(a) of the Securities Exchange Act of 1934:

S. Steven Singh, President, Chief Executive Officer, and Chairman of the Board of Directors. For biographical information about Mr. Singh, please see “Proposal 1: Election of Directors.”

Michael W. Hilton, Chief Technology Officer and member of the Board of Directors. For biographical information about Mr. Hilton, please see “Proposal 1: Election of Directors.”

Rajeev Singh, Chief Operating Officer. Mr. Singh, age 36, co-founded Concur in 1993 and, prior to becoming Chief Operating Officer in September 2002, served in various roles at Concur, including the Executive Vice President of Sales, Marketing & Services. Prior to joining Concur, Mr. Singh served roles in engineering project management at Ford Motor Company and General Motors Corporation. Rajeev Singh and S. Steven Singh are brothers.

John F. Adair, Chief Financial Officer. Mr. Adair, age 40, joined Concur in May 2000 as Vice President of Finance and Operations and became Chief Financial Officer in December 2000. From 1997 to April 2000, Mr. Adair served as Controller for PACCAR Financial and PACCAR Leasing, affiliates of PACCAR, Inc., the parent company for Kenworth, Peterbilt, and DAF trucks. From 1993 to 1997, Mr. Adair served as Senior Vice President of Finance for ValliCorp Holdings and ValliWide Bank.

Kyle R. Sugamele, age 42, joined Concur in August 2000 as its Vice President, General Counsel and Corporate Secretary. From 1995 to August 2000, Mr. Sugamele served as Vice President, General Counsel, and Corporate Secretary at Cellular Technical Services Company, Inc., a provider of software solutions for the wireless telecommunications industry. From 1991 to 1995, Mr. Sugamele practiced law at the firm of Mundt MacGregor LLP in Seattle. Prior to that time, Mr. Sugamele practiced law at the firm of Graham & Dunn PC in Seattle.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for each of the last three fiscal years, the compensation awarded, earned, or paid for services rendered in all capacities by the Chief Executive Officer and each of the other four most-highly compensated executive officers who served as executive officers as of September 30, 2004 and who received a salary and bonus in excess of $100,000 during fiscal 2004 (collectively, the “Named Executive Officers”).

		Annual Compensation		Long-Term Compensation Awards (1)
	Year	Salary	Bonus	Securities Underlying Options
S. Steven Singh President, Chief Executive Officer, and Chairman of the Board	2004 2003 2002	$244,855 212,500 217,188	$0 0 131,502	14,000 91,000 150,000

Rajeev Singh Chief Operating Officer	2004 2003 2002	$236,308 240,000 195,469	$0 0 106,155	14,000 91,000 150,000

Simon Nelson Vice President and General Manager of EMEA Operations	2004 2003 2002	$205,919 184,617 168,700	$79,625 67,786 52,968	7,500 12,000 26,000

Michael L. Eberhard Vice President of Large Market Sales	2004 2003 2002	$175,000 13,349 0	$93,554 0 0	0 40,000 0

Dennis J. O’Donnell Vice President of Middle Market Sales and Market Development	2004 2003 2002	$130,000 45,333 0	$115,854 42,204 0	0 20,000 0

(1)	None of the Named Executive Officers received any restricted stock awards or long-term incentive plan payouts in fiscal 2004, 2003, or 2002.

Stock Options

Table of Option Grants in Fiscal 2004

The following table provides information with respect to stock option grants made to the Named Executive Officers during fiscal 2004. No stock appreciation rights were granted to any of the Named Executive Officers during fiscal 2004.

All options granted in fiscal 2004 were granted pursuant to the 1998 Plan. Generally, stock options under this plan become exercisable with respect to 25% of the shares on the first anniversary of the date of grant and with respect to an additional 2.0833% of the shares for each of the next 36 months thereafter and, in certain cases, subject to acceleration upon change of control.

The potential realizable value of the options in the table below is calculated based upon the term of the option at its time of grant, and by assuming that the aggregate exercise price appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated price. The hypothetical 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent Concur’s estimates or projections of future common stock prices. There can be no assurance that the common stock will appreciate at any particular rate or at all.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2004 (1)	Exercise Price Per Share (2)	Expiration Date
					At 5%	At 10%
S. Steven Singh	14,000	1.18%	$11.20	03/31/14	$98,610	$249,898
Rajeev Singh	14,000	1.18%	$11.20	03/31/14	$98,610	$249,898
Simon Nelson	7,500	0.63%	$9.70	11/26/13	$45,752	$115,945
Michael L. Eberhard	n/a	n/a	n/a	n/a	n/a	n/a
Dennis J. O’Donnell	n/a	n/a	n/a	n/a	n/a	n/a

(1)	Based on 1,186,496 options granted to all employees during fiscal 2004.

(2)	Options were granted at an exercise price equal to the fair market value of Concur’s common stock as of the date of grant.

Table of Aggregated Option Exercises and 2004 Fiscal Year-End Option Values

The following table sets forth information with respect to stock option grants to the Named Executive Officers, including the number of shares of common stock purchased upon exercise of such options in fiscal 2004, the net value realized upon such exercise, the number of unexercised options outstanding on September 30, 2004 and the value of unexercised “in-the-money” options on September 30, 2004.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at September 30, 2004		Value of Unexercised In-the-Money Options at September 30, 2004 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
S. Steven Singh	0	$0	807,411	102,589	$6,269,462	$812,297
Rajeev Singh	0	$0	690,349	116,651	$4,857,417	$944,207
Simon Nelson	0	$0	80,455	23,245	$486,845	$155,267
Michael L. Eberhard	0	$0	10,000	30,000	$0	$0
Dennis J. O’Donnell	0	$0	6,667	13,333	$24,061	$48,118

(1)	Based on the market price on day of exercise less the option exercise price payable per share.

(2)	These values are based on the positive spread between the respective exercise prices of the outstanding options and $10.49, the closing per share price of Concur’s common stock on The NASDAQ National Market on September 30, 2004; the stated values have not been realized, and may never be realized.

Employment Contracts, Termination of Employment, and Change-in-Control Agreements

Certain options granted by Concur to the Named Executive Officers provide that, if Concur is acquired by merger, asset sale, or other change of control of Concur, then all of any unvested shares held by that individual will become vested and exercisable. Certain other options granted by Concur to the Named Executive Officers provide that, if Concur is acquired by merger, asset sale, or other change of control of Concur, and within twelve months thereafter the employee’s employment with the successor entity is terminated without cause, the successor entity effects a material adverse change in the employee’s responsibilities, or the successor entity reduces the employee’s base salary, then all of any unvested shares held by that individual will become vested and exercisable. The numbers of shares subject to all outstanding options held by our Named Executive Officers are set forth above under “Table of Aggregated Option Exercises and 2004 Fiscal Year-End Option Values.”

COMMITTEE REPORTS AND STOCK PERFORMANCE GRAPH

Notwithstanding anything to the contrary set forth in any of Concur’s previous filings under the Securities Act of 1933, and the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report, Audit Committee Report, and stock performance graph shall not be incorporated by reference in any such filings.

Compensation Committee Report

The Compensation Committee of the Board of Directors administers, among other things, the compensation of the executive officers of Concur.

Compensation Philosophy

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding all forms of salary, bonus, and equity-based compensation provided to the Chief Executive Officer and other executive officers of Concur. It also oversees the overall administration of Concur’s equity-based compensation and stock option plans and addresses such other compensation matters as may from time to time be directed by the Board of Directors. The Compensation Committee’s compensation policy for executive officers is designed to attract, motivate, and retain talented executives responsible for the success of Concur and to promote the long-term interests of Concur and its stockholders. The Compensation Committee places emphasis on performance-based components, such as stock options and bonuses, the value of which could increase or decrease to reflect changes in corporate and individual performance. These short-term and long-term incentive compensation policies are intended to reinforce management’s objectives to enhance profitability and stockholder value.

Executive Compensation

At the beginning of each fiscal year, the Compensation Committee meets with the Chief Executive Officer to review the objectives of Concur and its executive officers for such year and establish parameters for performance-based year-end bonuses and stock option awards. These parameters are intended to reflect both Concur’s objectives for such year as well as the foundation for meeting Concur’s longer-term objectives.

At the conclusion of each fiscal year, the Compensation Committee meets with the Chief Executive Officer to review the performance of Concur and its executive officers against the objectives and parameters that were established at the beginning of the year and to establish the basis for making recommendations to the Board of Directors for executive compensation, including year-end bonuses and stock option awards. In making recommendations to the Board of Directors, the Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the executive officers of Concur. The Compensation Committee also considers the recommendations of the Chief Executive Officer for the compensation of the other executive officers, and considers the compensation of the Chief Executive Officer outside of his presence.

Executive officers of Concur are paid base salaries in line with their responsibilities, as determined in the discretion of the Board of Directors based on recommendations provided by the Compensation Committee. Executive officers are also eligible to receive incentive bonuses based on achievement of performance targets established at the beginning of the fiscal year. During fiscal 2004, the objectives used by Concur as the basis for incentive bonuses were the achievement of designated corporate objectives for the executive officers, including earnings per share and customer retention targets.

Long-term equity incentives for executive officers and other Concur employees are effected through stock option grants under Concur’s 1998 Equity Incentive Plan. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of management and employees with those of the stockholders. Substantially all of Concur’s full-time employees participate in the 1998 Equity Incentive Plan. The number of shares subject to each stock option granted to executive officers is within the discretion of the Board of Directors based on recommendations provided by the Compensation Committee and is based on each executive’s position, past performance, anticipated future contributions, and prior option grants. Each option grant allows the executive to acquire shares of Concur’s common stock at a fixed price per share (the market price on the grant date) in installments generally over a four-year period. The option grants will provide a return only if the executive remains with Concur, and only if the market price appreciates over the option term.

Chief Executive Officer Compensation

The annual base salary for S. Steven Singh, President, Chief Executive Officer, and Chairman of the Board of Directors, is reviewed and approved annually by the Board of Directors based on recommendations provided by the Compensation Committee and upon the criteria set forth under the discussion of Executive Compensation above. During fiscal 2004, the objectives used by Concur as the basis for Mr. Singh’s incentive bonus was the achievement of designated corporate objectives, including earnings per share and customer retention targets, and the satisfactory management of Concur’s overall corporate business plan.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the 1998 Equity Incentive Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee’s present intention is to comply with Section 162(m) unless it believes that required changes would not be in the best interest of Concur or its stockholders.

COMPENSATION COMMITTEE

Robert Finzi

Norman A. Fogelsong

Stock Performance Graph

General

The following graph compares (i) the cumulative total stockholder return on the common stock from September 30, 1999 to September 30, 2004 (measured by the difference between closing prices on each such date) with (ii) the cumulative total return of the Nasdaq National Market Index and the Nasdaq Computer Index over the same period, assuming the investment of $100 in the common stock and in both of the other indices on September 30, 1999, and reinvestment of all dividends.

Comparison of Cumulative Total Return

	September 30, 1999	September 30, 2000	September 30, 2001	September 30, 2002	September 30, 2003	September 30, 2004
Concur Technologies	$100	$8.33	$2.53	$6.07	$41.19	$36.81
NASDAQ National Market Index	100	133.05	54.36	42.83	65.24	69.31
NASDAQ Computer & Data Processing Index	100	125.20	44.90	35.31	52.95	53.72

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed with management and the independent auditors the audited consolidated financial statements of Concur as of and for the fiscal year ended September 30, 2004.

The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No.61, entitled “Communication with Audit Committees,” as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures from the independent auditors required by Independence Standard No. 1, entitled “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board, and has discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee approved the inclusion of the audited consolidated financial statements referred to above in Concur’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 filed with the United States Securities and Exchange Commission.

AUDIT COMMITTEE

Norman A. Fogelsong

William W. Canfield

Michael J. Levinthal

INDEPENDENT AUDITORS

Concur’s stockholders are not being asked to elect, approve, or ratify a principal accountant at this time, as Concur has not formally selected the principal accountant to audit Concur’s financial statements for fiscal 2005 as of the date of this Proxy Statement. We expect that one or more representatives of Deloitte & Touche LLP, Concur’s independent auditors for fiscal 2004, will be present at the meeting, will be able to make a statement if they wish to do so, and will be able to respond to appropriate questions.

Independent Auditors’ Services and Fees

During fiscal 2003, Ernst & Young LLP served as Concur’s independent auditors until July 2, 2003. The following table presents fees for services rendered by Ernst & Young LLP during its appointment as Concur’s independent auditors in fiscal 2003:

Type of Fees	Fee Amounts
Audit Fees	$145,122
Audit-Related Fees	70,065
Tax Fees	0
All Other Fees	21,251

Total	$236,438

The Board of Directors appointed Deloitte & Touche LLP and its affiliates (“Deloitte”) as the independent auditors of Concur on July 8, 2003. The following table presents fees for services rendered by Deloitte since its appointment as Concur’s independent auditors in fiscal 2003 and during fiscal 2004:

Type of Fees	Fee Amounts
	Fiscal 2003	Fiscal 2004
Audit Fees	$140,083	$337,738
Audit-Related Fees	2,538	31,825
Tax Fees	5,259	10,171
All Other Fees	0	16,401

Total	$147,880	$396,134

All such services rendered by the independent auditors are permissible under applicable laws and regulations, and were pre-approved by the Audit Committee in accordance with the Audit Committee pre-approval policy described below. The Audit Committee has determined that the provision of these services was compatible with maintaining the auditors’ independence.

Financial Information Systems Design And Implementation Fees

In fiscal 2004, there were no fees billed by the independent auditors for financial information systems design and implementation services.

Audit Committee Pre-Approval Policy

All audit and non-audit services to be performed for Concur by its independent auditors must be pre-approved by the Audit Committee, or a designated member of the Audit Committee, to assure that the provision of such services do not impair the auditor’s independence. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee. Any interim pre-approval of service is required to be reported to the Audit Committee at the next scheduled Audit Committee meeting. The Audit Committee does not delegate its responsibility to pre-approve services performed by the independent auditors to management.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope or other matters. All other audit services not otherwise included in the annual audit services engagement must be specifically pre-approved by the Audit Committee.

Audit-related services are services that are reasonably related to the performance of the audit or review of Concur’s financial statements or traditionally performed by the independent auditors. Examples of audit-related services include employee benefit and compensation plan audits, due diligence related to mergers and acquisitions, attestations by the auditors that are not required by statute or regulation, and consulting on financial accounting/reporting standards. All audit-related services must be specifically pre-approved by the Audit Committee.

The Audit Committee may grant pre-approval of other services that are permissible under applicable laws and regulations and that would not impair the independence of the auditors. All of such permissible services must be specifically pre-approved by the Audit Committee.

Requests or applications for the independent auditors to provide services that require specific approval by the Audit Committee are considered after consultation with management and the auditors. Questions about whether the scope of a proposed service requires specific pre-approval, or is permitted by applicable laws and regulations, are to be referred to the Concur legal department.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Please see “Executive Compensation and Related Information—Employment Contracts and Change in Control Agreements” above for information about certain vesting acceleration provisions of options granted to our Named Executive Officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, Concur’s directors and officers, and any persons who own more than 10% of Concur’s common stock, are required under Section 16(a) of the Securities Exchange Act of 1934 to file initial reports of ownership and reports of changes in ownership with the SEC. Specific due dates have been established by the SEC, and Concur is required to disclose in this proxy statement any failure to file by those dates. Based solely upon its review of the copies of such reports for fiscal 2004 as furnished to Concur and written representations from Concur’s directors and officers, Concur believes that all directors, officers, and greater-than-10% beneficial owners have made all required Section 16(a) filings on a timely basis for such fiscal year.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of Concur, as required by applicable securities laws and the rules of the SEC and listing standards of The NASDAQ Stock Market. A copy of the Code of Business Conduct and Ethics is posted on our Internet website at www.concur.com.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Stockholder proposals intended to be presented at Concur’s 2006 Annual Meeting of Stockholders must be received by Concur at its principal executive offices no later than September 30, 2005, in order to be included in Concur’s proxy materials relating to that meeting. Stockholders wishing to bring a proposal before the 2006

Annual Meeting of Stockholders (but not include it in Concur’s proxy materials) must provide such proposal in writing to Concur no later than December 4, 2005, nor earlier than November 4, 2005, to the attention of Corporate Secretary, 6222 185th Avenue Northeast, Redmond, Washington 98052. In addition, stockholders must comply with the procedural requirements in Concur’s bylaws, a copy of which may be obtained from Concur. The bylaws are also on file with the SEC.

STOCKHOLDER COMMUNICATIONS

We do not have a formal process by which stockholders may communicate directly with members of our Board of Directors. We believe that an informal process, in which any communication sent to the Board of Directors in care of the Chief Executive Officer, Corporate Secretary, or other corporate officer of Concur is generally to be forwarded to the Board of Directors, serves the Board’s and our stockholders’ needs. All stockholder communications that are received by officers for the Board’s attention are forwarded to the Board. In view of recently adopted SEC disclosure requirements relating to this issue, the Nominating and Corporate Governance Committee may consider adoption of more specific procedures. Until such other procedures are adopted and posted on our corporate website, any communications to the Board of Directors should be sent to it in care of Corporate Secretary, 6222 185th Avenue Northeast, Redmond, Washington 98052.

By Order of the Board of Directors of Concur Technologies, Inc.

S. Steven Singh
President, Chief Executive Officer and Chairman of the Board

CONCUR TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, March 2, 2005, 11:00 a.m.

Bellevue Club, 11200 Southeast 6th Street, Bellevue, WA

IMPORTANT NOTICE REGARDING

DELIVERY OF SHAREHOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules that permit companies to send a single copy of annual reports, proxy statements, prospectuses and other disclosure documents to two or more investors sharing the same address, subject to certain conditions. The “householding” rules will provide greater convenience for investors and cost savings for companies by reducing the number of duplicate documents that investors receive.

Implementation and Consent

Unless we receive contrary instructions, if you have the same last name or are a member of the same family as any other investor who shares the same address, your household will receive only one copy of Concur Technologies’ annual report, proxy statement and other disclosure documents, although you will receive a separate proxy card for each investor in the household. This program began January 1, 2004.

Withholding Consent

If you wish to continue receiving separate annual reports and proxy statements for each household account, you must check the appropriate box on the reverse side of this proxy card.

Revoking and Duration of Consent

If you choose to revoke your consent to the householding program at a future date, you may do so by writing to Corporate Secretary, 6222 185th Avenue N.E., Redmond, WA 98052. We will remove you from the householding program within 30 days of receipt of your revocation of your consent. If we do not receive instructions from you to discontinue householding, your proxy materials will continue to be “househeld” until we notify you otherwise. However, if at any time you would like a separate copy of the annual report or proxy statement, please write us at the address shown above, and we will deliver it promptly.

Concur Technologies encourages your participation in this program. It not only allows us to reduce costs, but is more environmentally friendly by reducing the unnecessary use of materials.

January, 2005

Ú Please detach here Ú

6222 - 185th Avenue NE
Redmond, WA 98052	proxy

This proxy is solicited by the Board of Directors of Concur Technologies, Inc. for use at the Annual Meeting of Stockholders on March 2, 2005.

This proxy will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the Board of Director nominees.

By signing the proxy, you revoke all prior proxies and appoint S. Steven Singh and Kyle R. Sugamele (the “Named Proxies”), and each of them, with full power of substitution, to vote on the matter shown on the reverse side and, in their discretion, on any other matters which may properly come before the Annual Meeting and all adjournments and postponements thereof.

Address Change:

If you noted an Address Change on the lines above, please check the corresponding box on the reverse side.

(See above for voting instructions)

There are three ways to vote your Proxy Your telephone or Internet vote authorizes the Named Proxies to vote in the same manner as if you marked, signed and returned your proxy card.
6222 - 185th Avenue, N.E.
Redmond, WA 98052
Attn: Corporate Secretary

VOTE BY PHONE - TOLL FREE - 1-800-690-6903 - QUICK *** EASY *** IMMEDIATE

• Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on March 1, 2005.
• Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com - QUICK *** EASY *** IMMEDIATE

• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on March 1, 2005.
• Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Concur Technologies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Phone or Internet, please do not mail your Proxy Card

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CONCUR KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONCUR TECHNOLOGIES, INC.

The Board of Directors unanimously recommends a vote “FOR” the Board of Director nominees.
		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	Proposal No. 1 - Election of Directors;
	Class III	☐	☐	☐
01) Michael W. Hilton
02) Jeffrey T. McCabe

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Please sign exactly as your name(s) appear on this proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Address Change? Mark box and indicate changes on the reverse.	☐

	YES	NO
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date